--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-A

                               ----------------

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO SECTION 12(b) OR
                  (g) OF THE SECURITIES EXCHANGE ACT OF 1934

                         BEACON PROPERTIES CORPORATION

             (Exact name of registrant as specified in its charter)

                  Maryland                             04-3224258
                  (State of                         (I.R.S. Employer
           incorporation or organization)          Identification No.)
    50 Rowes Wharf, Boston, Massachusetts                 02110
      (Address of principal executive offices)         (Zip Code)

     If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A(c)(1) please check the following box. |B)

     If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A(c)(2) please check the following box. |B)

       Securities to be registered pursuant to Section 12(b) of the Act:

                                                         Name of each exchange on
      Title of Class to be so registered            which each class is to be registered
-------------------------------------------------   -------------------------------------
        [  %] Series A Cumulative Redeemable             New York Stock Exchange
      Preferred Stock, par value $.01 per share

       Securities to be registered pursuant to Section 12(g) of the Act:

                                 Not Applicable

                                (title of class)

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant's Securities to be Registered

     A description of the [ %] Series A Cumulative Redeemable Preferred Stock, par value $.01 per share of the Registrant is contained in a Rule 424(b) Prospectus Supplement supplementing the Registrant's Registration Statement on Form S-3, No. 333-21769, which became effective on April 10, 1997, which Prospectus Supplement shall be deemed to be incorporated herein by reference for all purposes.

Item 2. Exhibits

     The securities described herein are to be registered on the New York Stock Exchange, on which other securities of the Registrant are registered. Accordingly, the following exhibits, required in accordance with Part I to the Instructions as to Exhibits on Form 8-A, have been duly filed with the New York Stock Exchange:

     (1) Form of Articles Supplementary to Articles of Incorporation Establishing and Fixing the Rights and Preferences of a Series of Shares of Preferred Stock.

     (2) Articles of Incorporation of Registrant. (Incorporated by reference to the Company's Report on Form 10-Q for the three months ended June 30, 1996.)

     (3) Amended and Restated By-laws of Registrant. (Incorporated by reference to the Registration Statement on Form S-3 of Beacon Properties Corporation, Registration No. 333-17237.)

                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                                  Beacon Properties Corporation



                                                  By: /s/ Robert J. Perriello
                                                     --------------------------
                                                     Robert J. Perriello
                                                     Chief Financial Officer


June 4, 1997